Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Solexa, Inc. for the registration of 13,500,000 shares of its common stock and to the incorporation by reference therein of our report dated May 13, 2005, with respect to the financial statements of Solexa Limited included in Solexa, Inc.’s Amendment No. 1 to its Current Report on Form 8-K/A dated May 20, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cambridge, England
January 27, 2006